Exhibit 99.1

Riverbed Technology Reports

First Quarter 2009 Financial Results

•	Revenue increases 21% year-over-year

•	Cumulative customer count exceeds 6,000

•	$258 million in cash and marketable securities and no debt

SAN FRANCISCO, CA – April 23, 2009 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today reported financial results for its first quarter ended March 31, 2009 (Q1’09).

Total GAAP revenue for Q1’09 was $88.2 million, an increase of 21% from $73.0 million of GAAP revenue reported in the first quarter of fiscal year 2008 (Q1’08). GAAP net income for Q1’09 was $974,000, or $0.01 per diluted share. This compares to GAAP net income of $638,000, or $0.01 per diluted share, in Q1’08.

Non-GAAP revenue for Q1’09 was $88.5 million, an increase of 21% from $73.0 million of revenue reported in Q1’08. Non-GAAP net income for Q1’09 was $9.2 million, or $0.13 per diluted share, as compared to non-GAAP net income for Q1’08 of $7.9 million, or $0.11 per diluted share.

“We are pleased with the strong results we are reporting for the first quarter,” said Jerry M. Kennelly, Riverbed® president and CEO. “We executed well, achieving 21 percent year-over-year revenue growth and a 33 percent increase in non-GAAP operating profit. Riverbed’s core value proposition of delivering increased efficiency, as well as the strong return on investment and short payback associated with the deployment of our products, is extremely compelling, even more so in a challenging economic environment. Our ability to deliver that kind of value is why companies choose Riverbed.”

Q1’09 Financial Highlights

•	Revenue increased 21% year-over-year

•	Accounts receivable days sales outstanding improved to 44 days

•	Deferred revenue increased to $64.5 million

•	Cash flow from operations was $27.1 million

•	Cash, cash equivalents, and marketable securities of $258.2 million and no debt

Q1’09 Business Highlights

•	Announced an OEM agreement with Microsoft to license Windows Server 2008 for integration on the Riverbed Steelhead® appliance through the Riverbed Services Platform (RSP)

•	Included as the only WAN optimization vendor in HP Procurve’s Open Network Ecosystem (ProCurve ONE)

•	Achieved E-lab qualification with EMC® Symmetrix® Remote Data Facility/Asynchronous product (SRDF/A) to accelerate disaster recovery and business continuity solutions

•	Completed the acquisition of Mazu Networks allowing Riverbed to offer the most compelling enterprise-wide system for closed-loop application performance delivery over the WAN

•	Continued to strengthen its service provider channel, adding a new managed service offering with Singapore Telecommunications Limited (SingTel)

•	Awarded best WAN Accelerator for the fifth consecutive year by InfoWorld

Conference Call

Riverbed will host a conference call today, April 23, 2009, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its first quarter fiscal year 2009 results and outlook for the second quarter of 2009. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the expected demand for Riverbed’s products and services and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed for the year ended December 31, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisition. The book value of our deferred support revenue was reduced by approximately $2.0 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and certain other operating expenses. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

EMC and Symmetrix are registered trademarks of EMC Corporation. Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

###

Riverbed Technology, Inc.

Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended March 31,
	2009	2008
Revenue:
Product	$60,465	$57,729
Support and services	27,746	15,253

Total revenue	88,211	72,982
Cost of revenue:
Cost of product	14,405	13,936
Cost of support and services	8,509	6,010

Total cost of revenue	22,914	19,946

Gross profit	65,297	53,036
Operating expenses:
Sales and marketing	40,786	31,207
Research and development	16,038	13,608
General and administrative	8,993	9,373
Acquisition related costs	1,520	—

Total operating expenses	67,337	54,188

Operating loss	(2,040)	(1,152)
Other income, net	638	2,300

Income before provision for income taxes	(1,402)	1,148
Provision (benefit) for income taxes	(2,376)	510

Net income	$974	$638

Net income per share, basic	$0.01	$0.01
Net income per share, diluted	$0.01	$0.01
Shares used in computing basic net income per share	68,728	70,597
Shares used in computing diluted net income per share	70,041	73,959

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$50,731	$95,378
Marketable securities	207,502	172,398
Trade receivables, net	43,240	46,839
Inventory	8,737	10,637
Deferred tax asset	7,473	6,185
Prepaid expenses and other current assets	6,980	6,713

Total current assets	324,663	338,150

Fixed assets, net	22,701	21,993
Goodwill	11,711	—
Intangible Assets, net	22,974	—
Deferred tax asset, non-current	30,354	27,033
Other assets	11,157	11,341

Total assets	$423,560	$398,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,669	$18,290
Accrued compensation and related benefits	16,860	13,137
Other accrued liabilities	13,178	13,342
Deferred revenue	49,650	45,194

Total current liabilities	97,357	89,963

Deferred revenue, non-current	14,891	12,967
Acquisition related contingent consideration	10,420	—
Other long-term liabilities	1,997	1,758

Total long-term liabilities	27,308	14,725

Stockholders’ equity:
Common stock	320,208	315,882
Accumulated deficit	(20,960)	(21,934)
Accumulated other comprehensive loss	(353)	(119)

Total stockholders’ equity	298,895	293,829

Total liabilities and stockholders’ equity	$423,560	$398,517

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Three months ended March 31,
	2009	2008
Operating activities:
Net income	$974	$638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,207	2,117
Stock-based compensation	12,782	11,208
Deferred taxes	(3,790)	—
Excess tax benefit from employee stock plans	(91)	(391)
Changes in operating assets and liabilities:
Trade receivables	6,398	7,862
Inventory	2,440	(2,719)
Prepaid expenses and other assets	(177)	(565)
Other Assets	(418)	—
Accounts payable and other current liabilities	1,172	3,326
Income taxes payable	(91)	21
Deferred revenue	4,650	4,639

Net cash provided by operating activities	27,056	26,136
Investing activities:
Capital expenditures	(2,216)	(4,983)
Purchase of available for sale securities	(107,495)	(92,193)
Proceeds from maturities of available for sale securities	67,197	41,632
Proceeds from sales of available for sale securities	5,000	13,003
Acquisitions, net	(20,469)	—

Net cash used in investing activities	(57,983)	(42,541)
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	1,326	1,179
Payments for repurchases of common stock	(10,019)	—
Payment of debt	(5,004)	—
Excess tax benefit from employee stock plans	91	391

Net cash provided by (used in) financing activities	(13,606)	1,570
Effect of exchange rate changes on cash and cash equivalents	(114)	72

Net decrease in cash and cash equivalents	(44,647)	(14,763)
Cash and cash equivalents at beginning of period	95,378	162,979

Cash and cash equivalents at end of period	$50,731	$148,216

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

Revenue by Geography

	Q1-08	Q2-08	Q3-08	Q4-08	Q1-09
United States	$40,502	$47,596	$54,289	$50,803	$48,304
Europe, Middle East and Africa	19,623	19,270	20,476	28,077	24,338
Rest of the world	12,857	14,726	11,782	13,348	15,569

Total revenue	$72,982	$81,592	$86,547	$92,228	$88,211

As a percentage of total revenues:
United States	55%	58%	63%	55%	55%
Europe, Middle East and Africa	27%	24%	24%	30%	28%
Rest of the world	18%	18%	13%	15%	17%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

	Q1-08	Q2-08	Q3-08	Q4-08	Q1-09
Direct	$8,063	$7,290	$5,649	$6,701	$7,765
Indirect	64,919	74,302	80,898	85,527	80,446

Total revenue	$72,982	$81,592	$86,547	$92,228	$88,211

As a percentage of total revenues:
Direct	11%	9%	7%	7%	9%
Indirect	89%	91%	93%	93%	91%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
GAAP to Non-GAAP Reconciliations:
Reconciliation of Total Revenue:
U.S. GAAP as reported	$88,211	$92,228	$72,982
Adjustments:
Deferred revenue adjustment (5)	316	—	—

As Adjusted	$88,527	$92,228	$72,982

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$(2,040)	$5,133	$(1,152)
Adjustments:
Stock-based compensation (1)	12,782	12,251	11,208
Payroll taxes on option exercises (2)	26	31	61
Amortization on intangibles (3)	526	—	—
Acquisition related costs (4)	1,887	—	—
Deferred revenue adjustment (5)	316	—	—

As Adjusted	$13,497	$17,415	$10,117

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$974	$23,255	$638
Adjustments:
Stock-based compensation (1)	12,782	12,251	11,208
Payroll taxes on option exercises (2)	26	31	61
Amortization on intangibles (3)	526	—	—
Acquisition related costs (4)	1,887	—	—
Deferred revenue adjustment (5)	316	—	—
Income tax adjustments (6)	(7,295)	(21,894)	(4,010)

As Adjusted	$9,216	$13,643	$7,897

Non-GAAP Net income per share, basic	$0.13	$0.19	$0.11
Non-GAAP Net income per share, diluted (7)	$0.13	$0.19	$0.11
Shares used in computing basic net income per share	68,728	70,283	70,597
Shares used in computing diluted net income per share (7)	71,306	72,578	74,427
Non-GAAP adjustments:
Support and services revenue	316	—	—
Cost of product	421	49	35
Cost of support and services	1,023	1,020	1,031
Sales and marketing	6,338	5,721	5,405
Research and development	3,303	3,129	2,943
General and administrative	2,616	2,363	1,855
Other acquisition costs	1,520	—	—
Provision (benefit) for income taxes	(7,295)	(21,894)	(4,010)

Total Non-GAAP Adjustments	$8,242	$(9,612)	$7,259

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (R) effective January 1, 2006.

(2)	Payroll tax on stock option exercises repesents the incremental cost for employer payroll taxes on stock option exercises.

(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.

(4)	We incurred expenses in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs are excluded from our non-GAAP operating expenses.

(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.

(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.

(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under SFAS 123(R).